EXHIBIT 23(m)(2)

                         THE INFINITY MUTUAL FUNDS, INC.

                              AMENDED AND RESTATED
                    DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940


          WHEREAS, The Infinity Mutual Funds, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, management investment company, and offers for public sale distinct series of shares of common stock, each corresponding to a distinct portfolio; and

          WHEREAS, the Fund's Board of Directors (the "Board") has established as separate portfolios of the Fund the portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Portfolio"); and

          WHEREAS, the Fund currently employs BISYS Fund Services Limited Partnership as principal distributor for the shares of common stock of each Portfolio, and may retain from time to time other persons, pursuant to the terms of a distribution agreement with such person (each, the "Distribution Agreement"), to so act pursuant to the Plan (each being referred to herein as the "Distributor"); and

          WHEREAS, the Fund adopted a Distribution Plan ("Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to each Portfolio and, in particular, certain classes of shares of each Portfolio set forth on Schedule 1 hereto (each, a "Class"), and wishes to amend and restate the Plan as set forth hereinafter, such amendment to be effective with respect to all shares of each Class issued prior to or after the date of such amendment; and

          WHEREAS, the Board, in considering whether the Fund should amend this Plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether the Plan should be amended and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of each Class for the purposes set forth below; and

          WHEREAS, in voting to approve the implementation and amendment of this Plan, the Directors have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Class and the holders of its shares;

          NOW, THEREFORE, the Fund hereby adopts this amended and restated Plan with respect to each Class in accordance with Rule 12b-1 under the 1940 Act.

          Section 1. (a) GENERAL. The Fund shall pay to the Distributor for advertising, marketing and distributing a monthly fee in respect of each Class at the annual rate set forth on Schedule 2 hereto. The Distributor may pay certain financial institutions, securities dealers and other industry professionals ("Service Organizations") in respect of these services pursuant to an agreement between the Distributor and the Service Organization ("Plan Agreement"). The Fund's administrator and the Portfolios' investment adviser or sub-investment adviser and their affiliates are eligible to become Service Organizations and to receive fees under this Plan. As to each Class, all expenses incurred by the Class in connection with this Plan shall be borne entirely by the holders of such Class's shares.

                    (b) CLASS B SHARES. The Fund shall pay to the Distributor, as compensation for acting as principal distributor in respect of the Class B Shares of the Portfolios its "Allocable Portion" (as hereinafter defined) of a fee (the "Class B Distribution Fee"), which shall accrue daily at the rate of 0.75% per annum of the average daily net assets attributable to Class B Shares of each Portfolio and be payable monthly. The Distribution Agreement between the Fund and the Distributor as it relates to the Class B Shares of the Portfolios shall provide that: (I) the Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion (as defined below) of the Class B Distribution Fee payable in respect of the Class B Shares upon the Date of Original Issuance (as defined in the Allocation Procedures attached as Schedule A to the Fund's Distribution Agreement (the "Allocation Schedule")) of each "Commission Share" (as defined in the Allocation Schedule) taken into account in determining the Distributor's Allocable Portion of such Class B Distribution Fee; (II) notwithstanding anything to the contrary in this Plan or the Distribution Agreement, the Fund's obligation to pay the Distributor its Allocable Portion of the Class B Distribution Fee payable shall not be terminated or modified (including, without limitation, by change in the rules applicable to the conversion of Class B Shares into shares of another class) for any reason (including a termination of the Distribution Agreement between the Distributor and the Fund) except as to each Portfolio: (a) to the extent required by a change in the 1940 Act, the rules and regulations thereunder or the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), in each case enacted or promulgated after November 18, 1998, (b) on a basis which does not alter the Distributor's Allocable Portion of the Class B Distribution Fee computed with reference to Commission Shares the Date of Original Issuance of which occurs on or prior to the adoption of such termination or modification and with respect to Free Shares (as defined in the Allocation Schedule) which would be attributed to the Distributor under the Allocation Schedule with reference to such Commission Shares, or (c) in connection with a "Complete Termination" (as hereinafter defined) of the Plan; (III) the Fund will not take any action to waive or change any contingent deferred sales charge ("CDSC") in respect of the Class B Shares the Date of Original Issuance (as defined in the Allocation Schedule) of which occurs on or prior to the taking of such action, except as provided in the Portfolios' prospectus or statement of additional information on the date such Commission Share was issued, without the consent of the Distributor and its Transferees (as defined below); (IV) notwithstanding anything to the contrary in this Plan or the Distribution Agreement, neither the termination of the Distributor's role as principal distributor of the Class B Shares, nor the termination of such Distribution Agreement nor the termination of this Plan will terminate the Distributor's right to its Allocable Portion of the CDSCs; and (V) notwithstanding anything to the contrary in this Plan or the Distribution Agreement, the Distributor may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Class B Distribution Fees and CDSCs and, upon receipt of notice of such Transfer, the Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries of the Distribution Agreement, such portion of the Distributor's Allocable Portion of the Class B Distribution Fees or CDSCs in respect of the Class B Shares so sold or pledged, and, except as provided in (II) above and notwithstanding anything to the contrary set forth in this Plan or in the Distribution Agreement, the Fund's obligation to pay the Distributor's Allocable Portion of the Class B Distribution Fees and CDSCs payable in respect of the Class B Shares shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Distributor. For purposes of this Plan, the term Allocable Portion of Class B Distribution Fees or CDSCs payable in respect of the Class B Shares as applied to any Distributor shall mean the portion of such Class B Distribution Fees or CDSCs payable in respect of such Class B Shares allocated to such Distributor in accordance with the Allocation Schedule. For purposes of this Plan and the Distribution Agreement, the term "Complete Termination" of the Plan means with respect to a Portfolio a termination of this Plan and every other distribution plan of the Fund relating to the Portfolio, or any successor to the Portfolio or any trust or fund acquiring a substantial portion of the assets of the Portfolio (collectively, the "Affected Funds"), involving the complete cessation of the payment of Class B Distribution Fees in respect of all shares of the current Class B shares of each Affected Fund and each future class of shares of each Affected Fund which has substantially similar characteristics to the shares of the current Class B shares of the Portfolios, including the manner of payment and amount of sales charge, CDSC or other similar charges borne directly or indirectly by the holders of such shares of the Portfolios (all such classes of shares "Class B Shares").

          Section 2. Payments to Service Organizations under paragraph 1(a) hereof shall be subject to compliance by the Service Organizations with the terms of their respective Plan Agreement with the Distributor.

          Section 3. As to each Class, this Plan shall not take effect with respect to the Class unless it first has been approved by a vote of the then sole holder of such Class's shares.

          Section 4. As to each Class, this Plan shall become effective with respect to the Class on the date the public offering of such Class's shares commences, and shall continue for a period of one year from such effective date, unless earlier terminated in accordance with the terms hereof. Thereafter, this Plan shall continue automatically for successive annual periods, provided such continuance is approved annually by the Board, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any Plan Agreement (the "Independent Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of this Plan.

          Section 5. The Board shall be provided with and shall review, at least quarterly, a written report of the amounts expended with respect to each Class under this Plan and the purposes for which such expenditures were made. Such report shall include any amounts paid to Service Organizations and the purposes for which such payments were made.

          Section 6. As to each Class, this Plan may be terminated at any time by vote of the Board, by vote of a majority of the Independent Directors, or by vote of the holders of a majority (as defined in the 1940 Act) of the outstanding shares of such Class.

          Section 7. As to any Class, this Plan may not be amended to increase materially the payments provided for in paragraph 1 hereof unless such amendment is approved by vote of the holders of a majority (as defined in the 1940 Act) of such Class's shares, and no material amendment to this Plan affecting a Class shall be made unless approved in the manner provided for approval and annual renewal in Section 4 hereof.

          Section 8. While this Plan is in effect, the selection and nomination of those Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the Directors who are not interested persons of the Fund.

          Section 9. The Fund shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to
Section 5 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.



Dated:  February 15, 1994
Amended and Restated:  November 18, 1998

                                   SCHEDULE 1


NAME OF PORTFOLIO AND CLASSES                                 DATE ESTABLISHED
------------------------------                                -----------------

ISG Aggressive Growth Portfolio                               August 12, 1998
         Class A Shares
         Class B Shares

ISG Capital Growth Fund                                       February 15, 1994
         Class A Shares
         Class B Shares

ISG Income Fund                                               February 15, 1994
         Class A Shares
         Class B Shares

ISG Current Income Portfolio                                  August 12, 1998
         Class A Shares
         Class B Shares

ISG Equity Income Fund                                        February 15, 1994
         Class A Shares
         Class B Shares

ISG Equity Value Fund                                         May 14, 1998
         Class A Shares
         Class B Shares

ISG Government Income Fund                                    May 14, 1998
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Growth Portfolio                                          August 12, 1998
         Class A Shares
         Class B Shares

ISG Growth & Income Portfolio                                 August 12, 1998
         Class A Shares
         Class B Shares

ISG International Equity Fund                                 May 14, 1998
         Class A Shares
         Class B Shares
         DG Class Shares

 ISG Large-Cap Equity Fund                                    August 12, 1998
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Limited Term Income Fund                                  February 15, 1994
         Class A Shares
         Class B Shares

ISG Limited Term Tennessee                                    February 11, 1997
  Tax-Exempt Fund
         Class A Shares
         Class B Shares

ISG Limited Term U.S.                                         February 11, 1997
  Government Fund
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Mid-Cap Fund                                              May 14, 1998
         Class A Shares
         Class B Shares

ISG Moderate Growth &                                         August 12, 1998
  Income Portfolio
         Class A Shares
         Class B Shares

ISG Municipal Income Fund                                     May 14, 1988
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Small-Cap Opportunity Fund                                May 14, 1998
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Tennessee Tax-Exempt Fund                                 February 15, 1994
         Class A Shares
         Class B Shares

ISG Tax-Exempt Money Market Fund                              May 14, 1998
         Class B Shares

ISG Government Money Market Fund                              May 14, 1998
         Class B Shares

ISG Prime Money Market Fund                                   February 15, 1994
         Class B Shares

Stewardship Large-Cap Equity Fund                             February 25, 1999
         Class A Shares
         Class B Shares

Stewardship Small-Cap Equity Fund                             February 25, 1999
         Class A Shares
         Class B Shares

Stewardship Mid-Cap Equity Fund                               February 25, 1999
         Class A Shares
         Class B Shares

                                   SCHEDULE 2

                                                       ANNUAL FEE AS A
                                                       PERCENTAGE OF AVERAGE
NAME OF PORTFOLIO AND CLASSES                          DAILY NET ASSETS
------------------------------                         ------------------------

ISG Aggressive Growth Portfolio
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Capital Growth Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Income Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Current Income Portfolio
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Equity Income Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Equity Value Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Government Income Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%
         DG Class Shares                                     .25%

ISG Growth Portfolio
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Growth & Income Portfolio
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG International Equity Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%
         DG Class Shares                                     .25%

 ISG Large-Cap Equity Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%
         DG Class Shares                                     .25%

ISG Limited Term Income Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Limited Term
  Tennessee Tax-Exempt Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Limited Term
  U.S. Government Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%
         DG Class Shares                                     .25%

ISG Mid-Cap Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Moderate Growth
  & Income Portfolio
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Municipal Income Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%
         DG Class Shares                                     .25%

ISG Small-Cap Opportunity Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%
         DG Class Shares                                     .25%

ISG Tennessee Tax-Exempt Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

ISG Tax-Exempt Money Market Fund
         Class B Shares                                      .75%

ISG Government Money Market Fund
         Class B Shares                                      .75%

 ISG Prime Money Market Fund
         Class B Shares                                      .75%

Stewardship Large-Cap Equity Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

Stewardship Small-Cap Equity Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%

Stewardship Mid-Cap Equity Fund
         Class A Shares                                      .25%
         Class B Shares                                      .75%



Revised:  February 25, 1999